Exhibit 99.1

Investor Contact:	Marsha Morgan	FOR IMMEDIATE RELEASE
(817) 352-6452

Media Contact:	Richard Russack
(817) 867-6425

Burlington Northern Santa Fe Reports

Record All-Time Quarterly and Annual Revenue and EPS

•	Quarterly earnings of $1.13 per diluted share were 24 percent higher than fourth-quarter 2004 earnings of $0.91 per diluted share.

•	Fourth-quarter 2005 earnings per share includes a $0.12 per share loss related to an agreement to sell certain line segments to the state of New Mexico.

•	Quarterly freight revenues increased 18 percent compared with the same 2004 period to $3.45 billion.

•	Quarterly operating income of $800 million increased $132 million, or 20 percent, compared with the same 2004 period.

•	Annual earnings were a record $4.01 per share.

•	Full year free cash flow after dividends was $669 million, which was $143 million greater than in 2004.

FORT WORTH, Texas, January 24, 2006 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported record quarterly earnings of $1.13 per diluted share, a 24-percent increase over fourth-quarter 2004 earnings of $0.91 per diluted share.

“Since mid-2003, BNSF has been handling unprecedented volumes in response to strong customer demand for rail service. As a result, in 2005, BNSF for the first time moved more than 10 million units, achieved nearly $13 billion in revenues, exceeded $4 in earnings per share and attained $669 million in free cash flow after dividends,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer.

- more -

Fourth-quarter 2005 freight revenues increased $527 million, or 18 percent, to a quarterly record of $3.45 billion compared with 2004 fourth-quarter freight revenues of $2.92 billion. This resulted from a 3-percent increase in units, a 6-percent increase in price and a 9-percent increase in fuel surcharges. Revenue for the fourth quarter of 2005 included fuel surcharges of $424 million compared with $150 million in the fourth quarter of 2004.

During the fourth quarter, BNSF experienced double-digit revenue increases in three of the Company’s four business groups, as compared with the fourth quarter of 2004. Consumer Products revenues increased $273 million, or 23 percent, to $1,454 million, primarily due to strong revenue increases in the intermodal sectors as well as a favorable $21 million arbitration settlement. Industrial Products revenues increased $132 million, or 21 percent, to $763 million primarily due to double-digit revenue growth in the building products, construction products and petroleum products sectors. Agricultural Products revenues were up $100 million, or 20 percent, to $592 million, due largely to strong exports through the Gulf and Pacific Northwest ports. Coal revenues rose by $22 million, or 4 percent, to $637 million on flat volumes.

As previously announced, the Company recorded a $71 million pre-tax loss in the fourth quarter of 2005 related to an agreement to sell certain line segments to the state of New Mexico. Proceeds from the sale of $76 million are expected to be received over the next 3 years, and the Company expects to recognize a gain of approximately $0.04 per share in the first quarter of 2006. Including the loss from the line sale, operating expenses for the fourth quarter of 2005 were $2.75 billion compared with fourth-quarter 2004 operating expenses of $2.31 billion. The $440 million increase in operating expenses primarily relates to higher fuel expenses of $210 million, a 3-percent increase in units, as well as the line sale loss. Additionally, BNSF’s quarterly operating ratio improved to 76.8 percent.

For 2005, BNSF achieved operating revenues of nearly $13 billion, a 19-percent increase over 2004. This includes double-digit increases in three of the four business groups. In addition, BNSF continued to improve its operating leverage, which enabled the Company to reach $2.92 billion in operating income and improve its operating ratio. Further, BNSF achieved $4.01 earnings per share for 2005 compared with $2.10 for 2004.

BNSF’s subsidiary, BNSF Railway Company, operates one of the largest railroad networks in North America, with about 32,000 route miles in 28 states and two Canadian provinces. The railway is among the world’s top transporters of intermodal traffic, moves more grain than any other American railroad, transports the components of many of the products we depend on daily, and hauls enough low-sulphur coal to generate about ten percent of the electricity produced in the United States. BNSF is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

BNSF’s free cash flow after dividends, as discussed above, is a non-GAAP measure and should be considered in addition to, but not as a substitute or preferable to, other information prepared in accordance with GAAP. However, the information is included herein as management believes that free cash flow after dividends excluding the change in BNSF’s accounts receivable sales program (A/R sales program) provides meaningful information about BNSF’s ability to generate cash flows from the operation of its business. Below is the calculation of free cash flow after dividends for the full years 2005 and 2004.

Free Cash Flow after Dividends Calculation (in millions)	2005	2004
Net cash provided by operating activities	$2,609	$2,377
Less the change in the A/R sales program	350	(25)
Net cash used for investing activities	(2,023)	(1,595)

Free Cash Flow before Dividends	936	757
Dividends paid	(267)	(231)

Free Cash Flow after Dividends	$669	$526

Financial information follows.

Burlington Northern Santa Fe Corporation

Consolidated Income Information

(Dollars in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004	2003
Operating revenues
Freight revenues	$3,446	$2,919	$12,606	$10,742	$9,285
Other revenues	104	59	381	204	128

Total operating revenues	3,550	2,978	12,987	10,946	9,413

Operating expenses
Compensation and benefits	913	864	3,515	3,322	2,963
Fuel	607	397	1,959	1,335	1,093
Purchased services	441	376	1,714	1,424	1,252
Depreciation and amortization	273	258	1,075	1,012	910
Equipment rents	232	196	886	790	705
Materials and other (a)	284	219	916	1,377	825

Total operating expenses	2,750	2,310	10,065	9,260	7,748

Operating income	800	668	2,922	1,686	1,665
Interest expense	110	104	437	409	420
Other expense, net	6	7	37	4	14

Income before income taxes and cumulative effect of accounting change	684	557	2,448	1,273	1,231
Income tax expense	254	210	917	482	454

Income before cumulative effect of accounting change	430	347	1,531	791	777
Cumulative effect of accounting change, net of tax (b)	—	—	—	—	39

Net income	$430	$347	$1,531	$791	$816

Diluted earnings per share before cumulative effect of accounting change	$1.13	$0.91	$4.01	$2.10	$2.09

Diluted earnings per share after cumulative effect of accounting change	$1.13	$0.91	$4.01	$2.10	$2.19

Diluted average shares outstanding (in millions)	380.7	382.5	381.8	376.6	372.3

Operating ratio (c)	76.8%	77.1%	76.8%	84.3%	82.1%

(a)	2005 includes a fourth-quarter loss of $71 million related to an agreement to sell certain line segments to the state of New Mexico. 2004 includes the impact of a third-quarter charge for a change in estimate of asbestos and environmental liabilities of $465 million.
(b)	Reflects the adoption of Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. This standard changed the way the rail industry accounts for asset retirement costs.
(c)	Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation

Consolidated Income Information 2005

(Dollars in millions, except per share data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2005 Full Year
Operating revenues
Freight revenues	$2,899	$3,043	$3,218	$3,446	$12,606
Other revenues	83	95	99	104	381

Total operating revenues	2,982	3,138	3,317	3,550	12,987

Operating expenses
Compensation and benefits	853	849	900	913	3,515
Fuel	392	461	499	607	1,959
Purchased services	417	424	432	441	1,714
Depreciation and amortization	263	268	271	273	1,075
Equipment rents	213	218	223	232	886
Materials and other (a)	210	208	214	284	916

Total operating expenses	2,348	2,428	2,539	2,750	10,065

Operating income	634	710	778	800	2,922
Interest expense	109	112	106	110	437
Other expense, net	7	8	16	6	37

Income before income taxes	518	590	656	684	2,448
Income tax expense	197	224	242	254	917

Net income	$321	$366	$414	$430	$1,531

Diluted earnings per share	$0.83	$0.96	$1.09	$1.13	$4.01

Diluted average shares outstanding (in millions)	384.6	381.7	380.4	380.7	381.8

Operating ratio (b)	78.1%	76.7%	75.8%	76.8%	76.8%

(a)	Includes a fourth-quarter loss of $71 million related to an agreement to sell certain line segments to the state of New Mexico.
(b)	Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation

Consolidated Income Information 2004*

(Dollars in millions, except per share data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2004 Full Year
Operating revenues
Freight revenues	$2,448	$2,637	$2,738	$2,919	$10,742
Other revenues	42	48	55	59	204

Total operating revenues	2,490	2,685	2,793	2,978	10,946

Operating expenses
Compensation and benefits	787	818	853	864	3,322
Fuel	280	326	332	397	1,335
Purchased services	340	351	357	376	1,424
Depreciation and amortization	249	251	254	258	1,012
Equipment rents	187	197	210	196	790
Materials and other (a)	237	234	687	219	1,377

Total operating expenses	2,080	2,177	2,693	2,310	9,260

Operating income	410	508	100	668	1,686
Interest expense	102	101	102	104	409
Other (income) expense, net	(3)	5	(5)	7	4

Income before income taxes	311	402	3	557	1,273
Income tax expense	118	153	1	210	482

Net income	$193	$249	$2	$347	$791

Diluted earnings per share	$0.52	$0.67	$0.01	$0.91	$2.10

Diluted average shares outstanding (in millions)	374.0	373.5	376.5	382.5	376.6

Operating ratio (b)	83.3%	80.7%	96.3%	77.1%	84.3%

(a)	Includes the impact of a third quarter 2004 charge for a change in estimate of asbestos and environmental liabilities of $465 million.
(b)	Calculated as total operating expenses less other revenues divided by freight revenues.
*	Certain interim prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Balance Sheet Information*

(Dollars	in millions, except per share amounts)

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$75	$322
Accounts receivable, net (a)	678	181
Materials and supplies	396	339
Current portion of deferred income taxes	218	308
Current portion of fuel-hedging asset	303	264
Other current assets	210	201

Total current assets	1,880	1,615

Property and equipment, net	26,551	25,814

Other assets	1,873	1,496

Total assets	$30,304	$28,925

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$2,773	$2,251
Long-term debt due within one year	456	465

Total current liabilities	3,229	2,716

Long-term debt and commercial paper (a)	6,698	6,051
Deferred income taxes	7,916	7,820
Casualty and environmental liabilities	878	941
Minimum pension liability	417	353
Employee separation costs	107	124
Other liabilities	1,551	1,609

Total liabilities	20,796	19,614

Stockholders’ equity:
Common stock and additional paid-in capital	6,707	6,304
Retained earnings	8,045	6,792
Treasury stock and other	(5,244)	(3,785)

Total stockholders’ equity	9,508	9,311

Total liabilities and stockholders’ equity	$30,304	$28,925

Book value per share	$25.59	$24.71

Common shares outstanding (in millions)	371.6	376.8

Net debt to total capitalization (b)	42.7%	39.9%

(a)	Change in accounts receivable, net impacted by a $350 million reduction in accounts receivable sold, which is offset by an increase in commercial paper.
(b)	Net debt is calculated as total debt less cash and cash equivalents, and capitalization is calculated as the sum of net debt and total stockholders’ equity.
*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(Dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004	2003
Operating activities
Net income	$430	$347	$1,531	$791	$816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	273	258	1,075	1,012	910
Deferred income taxes	8	87	217	237	460
Employee separation costs paid	(3)	(4)	(30)	(33)	(43)
Cumulative effect of accounting change	—	—	—	—	(39)
Long-term casualty and environmental liabilities, net	(31)	(8)	(71)	477	20
Other, net	(9)	(21)	(54)	(84)	28
Changes in working capital	(155)	35	(59)	(23)	133

Net cash provided by operating activities	513	694	2,609	2,377	2,285

Investing activities

Capital expenditures	(505)	(363)	(1,750)	(1,527)	(1,726)
Other, net	(89)	135	(273)	(68)	(80)

Net cash used for investing activities	(594)	(228)	(2,023)	(1,595)	(1,806)

Financing activities

Dividends paid	(75)	(63)	(267)	(231)	(191)
Purchase of BNSF common stock	(224)	(118)	(799)	(376)	(217)
Other, net	181	(21)	233	129	(81)

Net cash used for financing activities	(118)	(202)	(833)	(478)	(489)

Increase (decrease) in cash and cash equivalents	(199)	264	(247)	304	(10)
Cash and cash equivalents:
Beginning of period	274	58	322	18	28

End of period	$75	$322	$75	$322	$18

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information*

(Dollars in millions)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2005 Full Year
Operating activities

Net income	$321	$366	$414	$430	$1,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	263	268	271	273	1,075
Deferred income taxes	72	69	68	8	217
Employee separation costs paid	(8)	(7)	(12)	(3)	(30)
Long-term casualty and environmental liabilities, net	(34)	1	(7)	(31)	(71)
Other, net	(17)	(1)	(27)	(9)	(54)
Changes in working capital	(29)	15	110	(155)	(59)

Net cash provided by operating activities	568	711	817	513	2,609

Investing activities

Capital expenditures	(326)	(472)	(447)	(505)	(1,750)
Other, net	(217)	(287)	320	(89)	(273)

Net cash used for investing activities	(543)	(759)	(127)	(594)	(2,023)

Financing activities

Dividends paid	(64)	(64)	(64)	(75)	(267)
Purchase of BNSF common stock	(225)	(217)	(133)	(224)	(799)
Other, net	57	293	(298)	181	233

Net cash (used for) provided by financing activities	(232)	12	(495)	(118)	(833)

Increase (decrease) in cash and cash equivalents	(207)	(36)	195	(199)	(247)
Cash and cash equivalents:
Beginning of period	322	115	79	274	322

End of period	$115	$79	$274	$75	$75

*	Certain interim prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Operating Statistics*

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004	2003
Cars/units (in thousands)	2,581	2,501	10,024	9,536	8,646
Average revenues per car/unit	$1,335	$1,167	$1,258	$1,126	$1,074
Revenue ton miles (in millions)	152,234	149,544	596,575	570,688	508,200
Gross ton miles (in millions)	270,970	264,844	1,061,108	1,011,806	911,525
RTM/GTM	0.56	0.56	0.56	0.56	0.56
Freight revenue/thousand RTM	$22.64	$19.52	$21.13	$18.82	$18.27
Operating expense/thousand RTM (a)	$18.06	$15.45	$16.87	$16.23	$15.25
Freight revenue/thousand GTM	$12.72	$11.02	$11.88	$10.62	$10.19
Operating expense/thousand GTM (a)	$10.15	$8.72	$9.49	$9.15	$8.50
Compensation and benefits/thousand GTM	$3.37	$3.26	$3.31	$3.28	$3.25
Average employees	40,218	38,141	39,524	37,617	36,644
Period end employees	40,573	38,189	40,573	38,189	36,565
Thousand RTM/average employee	3,785	3,921	15,094	15,171	13,869
Thousand GTM/average employee	6,738	6,944	26,847	26,898	24,875
Gallons of fuel used (in millions)	359	348	1,402	1,344	1,213
Average price per gallon of fuel (cents) (b)	169.1	114.1	139.7	99.3	90.1
GTM/gallon of fuel	755	761	757	753	751
Freight train miles (in millions)	43	39	167	165	153
GTM/freight train hours (in thousands)	117	129	121	129	134
Route Miles Operated	32,154	32,185	32,154	32,185	32,266

(a)	Includes impact of third quarter 2004 charge for a change in estimate of asbestos and environmental liabilities of $465 million.
(b)	Includes handling, taxes and hedge effect.
*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Operating Statistics

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2005 Full Year
Cars/units (in thousands)	2,408	2,465	2,570	2,581	10,024
Average revenues per car/unit	$1,204	$1,234	$1,252	$1,335	$1,258
Revenue ton miles (in millions)	145,821	147,101	151,419	152,234	596,575
Gross ton miles (in millions)	258,729	261,813	269,596	270,970	1,061,108
RTM/GTM	0.56	0.56	0.56	0.56	0.56
Freight revenue/thousand RTM	$19.88	$20.69	$21.25	$22.64	$21.13
Operating expense/thousand RTM	$16.10	$16.51	$16.77	$18.06	$16.87
Freight revenue/thousand GTM	$11.20	$11.62	$11.94	$12.72	$11.88
Operating expense/thousand GTM	$9.08	$9.27	$9.42	$10.15	$9.49
Compensation and benefits/thousand GTM	$3.30	$3.24	$3.34	$3.37	$3.31
Average employees	38,322	39,632	39,923	40,218	39,524
Period end employees	39,014	40,023	40,244	40,573	40,573
Thousand RTM/average employee	3,805	3,712	3,793	3,785	15,094
Thousand GTM/average employee	6,751	6,606	6,753	6,738	26,847
Gallons of fuel used (in millions)	346	348	349	359	1,402
Average price per gallon of fuel (cents) (a)	113.3	132.5	143.0	169.1	139.7
GTM/gallon of fuel	748	752	772	755	757
Freight train miles (in millions)	41	41	42	43	167
GTM/freight train miles (in thousands)	126	121	120	117	121
Route Miles Operated	32,281	32,248	32,181	32,154	32,154

(a)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

	Three Months Ended December 31,		Percent Change	Year Ended December 31,			04-05 Percent Change
Revenues (in millions)	2005	2004		2005	2004	2003
Intermodal	$1,237	$1,008	22.7%	$4,367	$3,608	$3,058	21.0%
Automotive	111	85	30.6	404	312	304	29.5
Other Consumer Products	106	88	20.5	385	325	295	18.5

Total Consumer Products	1,454	1,181	23.1	5,156	4,245	3,657	21.5

Industrial Products	763	631	20.9	2,871	2,448	2,138	17.3
Coal	637	615	3.6	2,448	2,277	2,025	7.5
Agricultural Products	592	492	20.3	2,131	1,772	1,465	20.3

Total freight revenue	3,446	2,919	18.1	12,606	10,742	9,285	17.4
Other revenue	104	59	76.3	381	204	128	86.8

Total revenues	$3,550	$2,978	19.2%	$12,987	$10,946	$9,413	18.6%

Cars/units (in thousands)
Intermodal	1,291	1,207	7.0%	4,931	4,517	4,012	9.2%
Automotive	46	41	12.2	177	158	157	12.0
Other Consumer Products	50	48	4.2	198	184	167	7.6

Total Consumer Products	1,387	1,296	7.0	5,306	4,859	4,336	9.2

Industrial Products	382	397	(3.8)	1,564	1,561	1,428	0.2
Coal	578	575	0.5	2,238	2,216	2,048	1.0
Agricultural Products	234	233	0.4	916	900	834	1.8

Total cars/units	2,581	2,501	3.2%	10,024	9,536	8,646	5.1%

Average revenue per car/unit
Intermodal	$958	$835	14.7%	$886	$799	$762	10.9%
Automotive	2,413	2,073	16.4	2,282	1,975	1,936	15.5
Other Consumer Products	2,120	1,833	15.7	1,944	1,766	1,766	10.1

Total Consumer Products	1,048	911	15.0	972	874	843	11.2

Industrial Products	1,997	1,589	25.7	1,836	1,568	1,497	17.1
Coal	1,102	1,070	3.0	1,094	1,028	989	6.4
Agricultural Products	2,530	2,112	19.8	2,326	1,969	1,757	18.1

Average revenue per car/unit	$1,335	$1,167	14.4%	$1,258	$1,126	$1,074	11.7%

Revenue ton miles (in millions)
Intermodal	30,700	29,335	4.7%	120,419	111,598	98,978	7.9%
Automotive	1,529	1,293	18.3	5,794	4,718	4,601	22.8
Other Consumer Products	3,602	3,356	7.3	13,972	13,017	12,545	7.3

Total Consumer Products	35,831	33,984	5.4	140,185	129,333	116,124	8.4

Industrial Products	26,553	25,833	2.8	106,737	103,749	97,392	2.9
Coal	62,166	62,588	(0.7)	242,407	236,529	205,997	2.5
Agricultural Products	27,684	27,139	2.0	107,246	101,077	88,687	6.1

Total revenue ton miles	152,234	149,544	1.8%	596,575	570,688	508,200	4.5%

Freight revenue per thousand ton miles
Intermodal	$40.29	$34.36	17.3%	$36.27	$32.33	$30.90	12.2%
Automotive	72.60	65.74	10.4	69.73	66.13	66.07	5.4
Other Consumer Products	29.43	26.22	12.2	27.55	24.97	23.52	10.3

Total Consumer Products	40.58	34.75	16.8	36.78	32.82	31.49	12.1

Industrial Products	28.73	24.43	17.6	26.90	23.60	21.95	14.0
Coal	10.25	9.83	4.3	10.10	9.63	9.83	4.9
Agricultural Products	21.38	18.13	17.9	19.87	17.53	16.52	13.3

Freight revenue per thousand ton miles	$22.64	$19.52	16.0%	$21.13	$18.82	$18.27	12.3%

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

Revenues (in millions)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2005 Full Year
Intermodal	$956	$1,041	$1,133	$1,237	$4,367
Automotive	92	104	97	111	404
Other Consumer Products	82	96	101	106	385

Total Consumer Products	1,130	1,241	1,331	1,454	5,156

Industrial Products	647	718	743	763	2,871
Coal	598	591	622	637	2,448
Agricultural Products	524	493	522	592	2,131

Total freight revenue	2,899	3,043	3,218	3,446	12,606
Other revenue	83	95	99	104	381

Total revenues	$2,982	$3,138	$3,317	$3,550	$12,987

Cars/units (in thousands)
Intermodal	1,146	1,213	1,281	1,291	4,931
Automotive	43	47	41	46	177
Other Consumer Products	46	50	52	50	198

Total Consumer Products	1,235	1,310	1,374	1,387	5,306

Industrial Products	386	397	399	382	1,564
Coal	554	536	570	578	2,238
Agricultural Products	233	222	227	234	916

Total cars/units	2,408	2,465	2,570	2,581	10,024

Average revenue per car/unit
Intermodal	$834	$858	$884	$958	$886
Automotive	2,140	2,213	2,366	2,413	2,282
Other Consumer Products	1,783	1,920	1,942	2,120	1,944

Total Consumer Products	915	947	969	1,048	972

Industrial Products	1,676	1,809	1,862	1,997	1,836
Coal	1,079	1,103	1,091	1,102	1,094
Agricultural Products	2,249	2,221	2,300	2,530	2,326

Average revenue per car/unit	$1,204	$1,234	$1,252	$1,335	$1,258

Revenue ton miles (in millions)
Intermodal	28,935	30,315	30,469	30,700	120,419
Automotive	1,394	1,507	1,364	1,529	5,794
Other Consumer Products	3,144	3,553	3,673	3,602	13,972

Total Consumer Products	33,473	35,375	35,506	35,831	140,185

Industrial Products	25,677	27,185	27,322	26,553	106,737
Coal	58,961	58,918	62,362	62,166	242,407
Agricultural Products	27,710	25,623	26,229	27,684	107,246

Total revenue ton miles	145,821	147,101	151,419	152,234	596,575

Freight revenue per thousand ton miles
Intermodal	$33.04	$34.34	$37.19	$40.29	$36.27
Automotive	66.00	69.01	71.11	72.60	69.73
Other Consumer Products	26.08	27.02	27.50	29.43	27.55

Total Consumer Products	33.76	35.08	37.49	40.58	36.78

Industrial Products	25.20	26.41	27.19	28.73	26.90
Coal	10.14	10.03	9.97	10.25	10.10
Agricultural Products	18.91	19.24	19.90	21.38	19.87

Freight revenue per thousand ton miles	$19.88	$20.69	$21.25	$22.64	$21.13

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004	2003
Capital expenditures (in millions)
Maintenance of way
Rail	$62	$44	$232	$219	$202
Ties	60	46	284	257	227
Surfacing	47	36	183	159	160
Other	95	94	354	359	337

Total maintenance of way	264	220	1,053	994	926
Mechanical	42	38	136	114	133
Information services	14	10	64	73	63
Other	39	45	108	107	116

Total maintenance of business	359	313	1,361	1,288	1,238

New locomotive acquisitions	—	—	—	16	270
Terminal and line expansion	146	50	389	223	218

Total capital expenditures	$505	$363	$1,750	$1,527	$1,726

Track maintenance
Track miles of rail laid
Maintenance of business	120	94	517	589	613
Expansion projects	33	5	162	73	98

Total	153	99	679	662	711

Cross ties inserted (thousands)
Maintenance of business	560	419	2,782	2,514	2,134
Expansion projects	86	11	389	181	219

Total	646	430	3,171	2,695	2,353

Track resurfaced (miles)	2,541	2,414	12,790	11,450	12,399

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance*

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2005 Full Year
Capital expenditures (in millions)
Maintenance of way
Rail	$37	$69	$64	$62	$232
Ties	62	90	72	60	284
Surfacing	28	55	53	47	183
Other	76	93	90	95	354

Total maintenance of way	203	307	279	264	1,053
Mechanical	29	33	32	42	136
Information services	18	16	16	14	64
Other	19	22	28	39	108

Total maintenance of business	269	378	355	359	1,361

New locomotive acquisitions	—	—	—	—	—
Terminal and line expansion	57	94	92	146	389

Total capital expenditures	$326	$472	$447	$505	$1,750

Track maintenance
Track miles of rail laid
Maintenance of business	65	183	149	120	517
Expansion projects	21	57	51	33	162

Total	86	240	200	153	679

Cross ties inserted (thousands)
Maintenance of business	485	939	798	560	2,782
Expansion projects	56	134	113	86	389

Total	541	1,073	911	646	3,171

Track resurfaced (miles)	2,107	3,877	4,265	2,541	12,790

*	Certain interim period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Outstanding Debt

(Dollars in millions)

	December 31,
	2005	2004
Notes and debentures, weighted average rate of 6.7 percent, due 2006 to 2097*	$5,077	$4,909
Equipment obligations, weighted average rate of 6.8 percent, due 2006 to 2016	413	476
Capitalized lease obligations, weighted average rate of 7.3 percent, due 2006 to 2023	604	632
Mortgage bonds, weighted average rate of 8.3 percent, due 2006 to 2047	384	388
Financing obligations, weighted average rate of 6.3 percent, due 2012 to 2028	153	153
Commercial paper, 4.3 percent, variable	563	—
Unamortized discount and other, net	(40)	(42)

Total outstanding debt	7,154	6,516
Less: current portion of long-term debt	(456)	(465)

Long-term debt	$6,698	$6,051

*	Notes and debentures include increases (decreases) related to fair value adjustments for hedges of ($1) million and $31 million at December 31, 2005 and 2004, respectively.